UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2011

Rockwell Collins, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16445	52-2314475
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

400 Collins Road NE
Cedar Rapids, Iowa 52498
(Address of Principal Executive Offices) (Zip Code)

(319) 295-1000
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

     On November 16, 2011, Rockwell Collins, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $250 million aggregate principal amount of its 3.100% Notes due November 15, 2021 (the "Securities") in an underwritten public offering (the "Offering"). The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type. The issuance and sale of the Securities closed on November 21, 2011. The net proceeds to the Company from the sale of the Securities, after deducting the underwriting discount and other estimated offering expenses payable by the Company, were approximately $247 million.

     Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

     The Securities were offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3 (Registration Statement No. 333-156442), filed with the Securities & Exchange Commission on December 23, 2008, as supplemented by the final prospectus supplement filed with the Securities & Exchange Commission on November 17, 2011.

     The Securities were issued on November 21, 2011 pursuant to the Indenture dated as of November 1, 2001 (the "Original Indenture"), as supplemented by the Supplemental Indenture dated as of December 4, 2006 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default.

     The Securities will mature on November 15, 2021 and bear interest at a fixed rate of 3.100% per annum. The Company will pay interest on the Securities from November 21, 2011 semi-annually, in arrears, on May 15 and November 15 of each year, beginning May 15, 2012. The Securities constitute unsecured and unsubordinated obligations of the Company and will rank on a parity with all of the Company's other unsecured and unsubordinated indebtedness from time to time outstanding.

     At its option, the Company may redeem the Securities at any time or from time to time prior to August 15, 2021 (three months prior to the maturity date of the notes), in whole or in part, at a redemption price equal to the greater of (i) the principal amount of the Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments of the Securities to be redeemed (excluding interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the applicable Treasury Rate (as defined in the Securities) plus 20 basis points, plus any accrued and unpaid interest on the notes being redeemed to the redemption date. At its option, the Company may redeem the Securities at any time or from time to time on or after August 15, 2021 (three months prior to the maturity date of the notes) and prior to maturity, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus any accrued and unpaid interest on the notes being redeemed to the redemption date.

     If a Change of Control Triggering Event (as defined in the Securities) occurs, the Company will be required to make an offer on the terms set forth in the Securities to each holder of the Securities to repurchase all or any part of that holder's Securities at a price equal to 101% of the principal amount of the Securities repurchased, plus accrued and unpaid interest, if any.

     The above descriptions of certain terms and conditions of the Underwriting Agreement and the Securities are qualified by reference to the full texts of the Underwriting Agreement and the form of Securities, copies of which are filed herewith as Exhibits 1 and 4, respectively, and are incorporated herein by reference. The above description of certain terms and conditions of the Indenture is qualified by reference to the full text of the Original Indenture and the Supplemental Indenture, copies of which were filed as Exhibit 4.b.1 to the Company's Registration Statement on Form S-3 (No. 333-72914) and as Exhibit 4-a-4 to the Company's Current Report on Form 8-K dated November 9, 2006, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

     On November 16, 2011, the Company announced the pricing of the Securities. A copy of the related press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1	Underwriting Agreement, dated November 16, 2011, between the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4	Form of certificate for the Company's 3.100% Notes due November 15, 2021.

99	Press Release of the Company dated November 16, 2011.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Date: November 21, 2011	By	/s/ Gary R. Chadick
Name: Gary R. Chadick
Title: Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
1	Underwriting Agreement, dated November 16, 2011, between the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4	Form of certificate for the Company's 3.100% Notes due November 15, 2021.

99	Press Release of the Company dated November 16, 2011.